UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2014

WMI Holdings Corp.

(Exact name of registrant as specified in its charter)

001-14667

(Commission

File Number)

Washington	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 3000 Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 432-8887

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2014, WMI Holdings Corp. (the “Company”) announced that it had entered into (i) a note purchase agreement, dated as of January 30, 2014 (the “Note Purchase Agreement”), with the guarantors party thereto and KKR Management Holdings L.P. (“KKR Management”), (ii) an investment agreement, dated as of January 30, 2014 (the “Investment Agreement”), with KKR Fund Holdings L.P. (“KKR Fund” and, together with KKR Management, “KKR”) and, for limited purposes, KKR Management and (iii) an investor rights agreement, dated as of January 30, 2014 (the “Investor Rights Agreement”), with KKR Fund.

Note Purchase Agreement

Pursuant to the terms and conditions of the Note Purchase Agreement, KKR Management has committed to purchase up to $150 million aggregate principal amount (at issuance) of subordinated 7.50% PIK notes (the “Subordinated Notes”) from the Company.

The Subordinated Notes may be issued by the Company, at the Company’s option, in one or more tranches over a three year period, subject to certain terms and conditions, including the conditions that (i) all or substantially all of the proceeds from the issuance of the Subordinated Notes are used by the Company to fund the acquisition of the assets of, or equity interests of, or a business line, unit or division of, any entity that has been approved by the board of directors of the Company (the “Board”), (ii) no defaults or events of default shall have occurred under the Note Purchase Agreement and (iii) no violation of certain provisions of the Investor Rights Agreement shall have occurred. KKR Management may refuse to purchase Subordinated Notes from the Company in the event that a third party (other than KKR or any of its affiliates) (i) has completed a successful proxy contest against the Company or (ii) has publicly initiated or threatened to initiate a proxy contest and, in connection therewith, such third party is granted the right to designate more than one nominee to the Board. Upon such refusal, KKR Management will automatically forfeit a percentage of warrants described below in “Investment Agreement.”

Additionally, the Company’s ability to issue the Subordinated Notes is subject to no default or event of default under the Company’s Financing Agreement dated as of March 19, 2012 (the “Financing Agreement”), and limited by the Financing Agreement to the greater of (i) $25,000,000 and (ii) 25% of consolidated tangible assets, as defined in the Financing Agreement. The lenders under the Company’s Financing Agreement have provided their consent to the subordination provisions of the Note Purchase Agreement, in accordance with the terms of the Financing Agreement.

Each Subordinated Note will mature on the date that is seven years from the date that the initial Subordinated Note is first issued (the “Initial Issue Date”). Interest on the Subordinated Notes is due semi-annually and will be paid entirely by capitalizing accrued and unpaid interest on each interest payment date and adding the same to the principal amount of the Subordinated Notes then outstanding. Following an increase in the principal amount of the outstanding Subordinated Notes as a result of the capitalization of accrued interest, interest will accrue on such increased principal amount from and after the date of such interest capitalization.

The Subordinated Notes will be unsecured obligations of the Company that rank junior to the Company’s existing and future senior indebtedness. The payment of all obligations owing in respect of the Subordinated Notes is expressly subordinated in right of payment to the prior payment in full of all existing and future senior indebtedness. The Subordinated Notes will be irrevocably and unconditionally guaranteed, on a joint and several basis, by certain of the Company’s existing and future subsidiaries.

On and after the date that is three years after the Initial Issue Date, the Subordinated Notes may be redeemed by the Company, in whole or in part, at the redemption prices (expressed as a percentage of principal amount of the Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on the dates specified below:

Date	Percentage
3rd anniversary of the Initial Issue Date	103.750%
4th anniversary of the Initial Issue Date	101.875%
5th anniversary of the Initial Issue Date and thereafter	100.000%

Prior to the date that is three years after the Initial Issue Date, the Subordinated Notes may be redeemed by the Company, in whole or in part, at a redemption price equal to 100% of the principal amount of Subordinated Notes redeemed plus a “make whole” premium calculated in the manner set forth in the Note Purchase Agreement.

The Note Purchase Agreement contains covenants that, among other things, limit the Company and the Company’s restricted subsidiaries ability to:

•	incur additional indebtedness;

•	(i) pay dividends or make other distributions, (ii) purchase, redeem or retire the capital stock of the Company, (iii) pay, purchase or redeem, prior to scheduled maturity, certain subordinated obligations and (iv) make certain restricted investments;

•	incur or suffer to exist liens;

•	allow to exist certain restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company;

•	designate the Company’s subsidiaries as unrestricted subsidiaries;

•	enter into transactions with affiliates;

•	dispose of assets; and

•	consolidate, merge or sell all or substantially all of the Company’s assets.

Additionally, the Note Purchase Agreement contains covenants that require the Company to:

•	file reports with the SEC within certain time periods;

•	cause certain future restricted subsidiaries to guarantee the Subordinated Notes; and

•	make an offer to purchase Subordinated Notes from holders in the event of certain types of change of control of the Company or in certain circumstances related to the sale of the Company’s or a restricted subsidiary’s assets.

The covenants are subject to a number of important exceptions, limitations and qualifications set forth in the Note Purchase Agreement.

The Subordinated Notes have not been registered under the Securities Act and may not be sold or transferred in the United States without registration or an applicable exemption from the registration requirements.

Investment Agreement

Pursuant to the terms and conditions of the Investment Agreement, the Company has sold to KKR Fund 1,000,000 shares of the Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) having the terms, rights, obligations and preferences contained in a certificate of designation of the Company (the “Certificate of Designation”) for a purchase price equal to $11,072,192 and has issued to KKR Fund warrants to purchase, in the aggregate, 61.4 million shares of the Company’s common stock (the “Common Stock”), 30.7 million of which have an exercise price of $1.32 per share and 30.7 million of which have an exercise price of $1.43 per share (together, the “Warrants”).

The Convertible Preferred Stock has rights substantially similar to those associated with the Common Stock, with the exception of a liquidation preference, conversion rights and customary anti-dilution protections. The Convertible Preferred Stock has a liquidation preference equal to the greater of (i) $1.00 per $1 million face amount plus declared but unpaid dividends on the underlying common stock of the Company and (ii) the amount that the holder would be entitled to in a relevant transaction had the Convertible Preferred Stock been converted to Common Stock. The Convertible Preferred Stock is convertible at a conversion price of $1.10 per share into shares of Common Stock either at the option of the holder or automatically upon transfer by KKR Fund to a non-affiliated party. Further, KKR Fund, as the holder of the Convertible Preferred Stock and the Warrants, has received other rights pursuant to the Investor Rights Agreement as described below.

The Warrants have a five-year term from the date of issuance and are subject to customary structural adjustment provisions for stock splits, combinations, recapitalizations and other similar transactions.

Investor Rights Agreement

KKR Fund’s rights as a holder of the Convertible Preferred Stock and the Warrants, and the rights of any subsequent holder that is an affiliate of KKR Fund (together with KKR Fund, the “Holders”) are governed by the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, for so long as the Holders own 50% of the Convertible Preferred Stock issued as of January 30, 2014 (or the underlying Common Stock), the Holders will have the right to appoint one of seven directors to the Board.

Additionally, until January 30, 2017, the Holders will have the right to purchase up to 50% of any future equity rights offerings or other equity issuance by the Company on the same terms as the equity issued to other investors in such transactions, in an aggregate amount of such offerings and issuances by the Company of up to $1 billion (the “Participation Rights”). The foregoing Participation Rights do not include any issuances of securities by the Company constituting any part of the consideration payable by it in connection with any acquisitions or investments (including any rollover equity) or in respect of any employee options or other income compensation. Holders’ aggregate beneficial ownership of equity securities of the Company after giving effect to any equity issuances (and on a pro forma basis after taking into account any acquisitions) shall at no time exceed 42.5% of the equity securities of the Company without the prior written consent of the Company. Except for the foregoing Participation Rights and the issuance of common stock in respect of the Warrants and the Convertible Preferred Stock, KKR Fund and its affiliates shall not purchase or acquire any equity securities of the Company or its subsidiaries without the Company’s prior written consent, subject to certain exceptions.

In connection with the issuance of the Convertible Preferred Stock and the Warrants, KKR Fund and its affiliates have agreed that, until December 31, 2016, they will not:

i.	request the call of a special meeting of the shareholders of the Company; seek to make, or make, a shareholder proposal at any meeting of the shareholders of the Company; seek the removal of any director from the Board; or make any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) or solicit any written consents of shareholders with respect to any matter;

ii.	form or join or participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to any voting securities of the Company;

iii.	make or issue, or cause to be made or issued, any public disclosure, statement or announcement (including filing reports with the SEC) (x) in support of any solicitation described in clause (i) above, or (y) negatively commenting upon the Company;

iv.	except pursuant to any exercise of any Warrant, the conversion of the Convertible Preferred Stock, or the exercise of the Participation Rights, acquire, agree or seek to acquire, beneficially or otherwise, any voting securities of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board, a stock split, stock dividend distribution, spin-off, combination, reclassification or recapitalization of the Company and its Common Stock or other similar corporate action initiated by the Company);

v.	enter into any discussions, negotiations, agreements or undertakings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade others to take any action with respect to the foregoing, except pursuant to mandates granted by the Company to raise capital by the Company to KKR Capital Markets LLC and its affiliates; or

vi.	short any of the Company’s common stock or acquire any derivative or hedging instrument or contract relating to the Company’s common stock.

In the event that any shareholder or group of shareholders other than KKR Fund calls a shareholder meeting or seeks to nominate nominees to the Board, then KKR Fund shall not be restricted from calling a shareholder meeting in order to nominate directors as an alternative to the nominees nominated by such shareholder or group, provided that KKR Fund shall not nominate or propose a number of directors to the Board that is greater than the number of directors nominated or proposed by such shareholder or group.

The Investor Rights Agreement also provides the Holders with registration rights, including three long form demand registration rights, unlimited short form demand registration rights and customary piggyback registration rights with respect to Common Stock (and Common Stock underlying the Convertible Preferred Stock and the Warrants), subject to certain minimum thresholds, customary blackout periods and lockups of 180 days.

For as long as the Holders beneficially own any shares of Common Stock or Convertible Preferred Stock or any of the Warrants, the Company has agreed to provide customary Rule 144A information rights, to provide the Holders with regular audited and unaudited financial statements and to allow the Holders or their representatives to inspect the Company’s books and records.

As described above in “Note Purchase Agreement,” in certain circumstances KKR Management may refuse to purchase Subordinated Notes. Upon the occurrence of KKR Management’s refusal, pursuant to and in accordance with the terms and conditions of the Note Purchase Agreement, to purchase Subordinated Notes, Holders will automatically forfeit a percentage of the Warrants.

General

The foregoing description of (i) the Note Purchase Agreement is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 4.1 hereto and incorporated by reference, (ii) the Investor Rights Agreement is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 4.2 hereto and incorporated by reference, (iii) the Warrants is qualified in its entirety by reference to the Form of Tranche A Warrant and Form of Tranche B Warrant, which are filed as Exhibits 4.3 and 4.4 hereto, respectively, and incorporated by reference, (iv) the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 4.5 hereto and incorporated by reference, (v) the Convertible Preferred Stock is qualified in its entirety by reference to the Form of Series A Convertible Preferred Stock Certificate, which is filed as Exhibit 4.6 hereto and incorporated by reference and (vi) the Investment Agreement is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the sale of the Convertible Preferred Stock and the Warrants set forth under Item 1.01 is incorporated by reference to this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information with respect to the Note Purchase Agreement’s limitations on the Company’s ability to pay dividends or make other distributions or to purchase, redeem or retire the capital stock of the Company set forth under Item 1.01 is incorporated by reference to this Item 3.03.

Item 8.01	Other Events.

On January 31, 2014, the Company and KKR issued a joint press release announcing the execution of the Note Purchase Agreement and Investment Agreement. A copy of this press release is furnished under this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are furnished as part of this Current Report on Form 8-K.

Number	Exhibit

4.1	Note Purchase Agreement, dated as of January 30, 2014, between WMI Holdings Corp., the guarantors party thereto and KKR Management Holdings L.P.

4.2	Investor Rights Agreement, dated as of January 30, 2014, between WMI Holdings Corp., KKR Fund Holdings L.P. and any subsequent shareholder party.

4.3	Form of Tranche A Warrant.

4.4	Form of Tranche B Warrant.

4.5	Articles of Amendment of Articles of Incorporation Containing the Designation of Rights and Preferences of the Series A Convertible Preferred Stock of WMI Holdings Corp.

4.6	Form of Series A Convertible Preferred Stock Certificate.

10.1	Investment Agreement, dated as of January 30, 2014, between WMI Holdings Corp., KKR Fund Holdings L.P. and KKR Management Holdings L.P.

99.1	Joint Press Release of WMI Holdings Corp. and Kohlberg Kravis & Roberts & Co., dated January 31, 2014.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this report that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Some of these risks are identified and discussed under Risk Factors in Part I, Item 1A of our Annual Report on Form 10-K for the year ending December 31, 2012. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and we do not undertake to update any forward-looking statement, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP.

Date: January 31, 2014	By:	/s/ Charles Edward Smith
	Name:	Charles Edward Smith
	Title:	Interim CEO & Secretary

Exhibit Index

Number	Exhibit

4.1	Note Purchase Agreement, dated as of January 30, 2014, between WMI Holdings Corp., the guarantors party thereto and KKR Management Holdings L.P.

4.2	Investor Rights Agreement, dated as of January 30, 2014, between WMI Holdings Corp., KKR Fund Holdings L.P. and any subsequent shareholder party.

4.3	Form of Tranche A Warrant.

4.4	Form of Tranche B Warrant.

4.5	Articles of Amendment of Articles of Incorporation Containing the Designation of Rights and Preferences of the Series A Convertible Preferred Stock of WMI Holdings Corp.

4.6	Form of Series A Convertible Preferred Stock Certificate.

10.1	Investment Agreement, dated as of January 30, 2014, between WMI Holdings Corp., KKR Fund Holdings L.P. and KKR Management Holdings L.P.

99.1	Joint Press Release of WMI Holdings Corp. and Kohlberg Kravis & Roberts & Co., dated January 31, 2014.